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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the inclusion in the Registration Statement on Form SB-2 Amendment No. 2 of our report dated April 29, 1997 on our audits of the financial statements of QuietPower Systems, Inc. as of December 31, 1996 and each of the years in the two-year period ended December 31, 1996. We also consent to the reference to our firm under the captions "Experts," "Selected Financial Data" and "Summary Financial Data."


                                                Richard A. Eisner & Company, LLP

New York, New York


July 7, 1997